Exhibit 23(j)(i) under Form N-1A
                                            Exhibit 23 under Item 601/ Reg. S-K




  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 86 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated September 12, 2006 on Money Market Management, Automated Government Money Trust, Trust for U.S. Treasury Obligations, Liberty U.S. Government Money Market Trust, Federated Short-Term U.S. Government Trust, Automated Cash Management Trust, Federated Master Trust, Liquid Cash Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund, and Federated Municipal Trust (eleven of the portfolios constituting Money Market Obligations Trust) included in the Annual Reports to Shareholders for the fiscal year ended July 31, 2006.



                                                     ERNST & YOUNG LLP


Boston, Massachusetts
September 26, 2006